Exhibit 10.1

Adolor Corporation

700 Pennsylvania Drive

Exton, Pennsylvania 19341

October 7, 2005

James Barrett, Ph.D.

700 Pennsylvania Drive

Exton, Pennsylvania 19341

Dear: Dr. Barrett,

Adolor Corporation, a Delaware corporation (the “Company”), has agreed that for the period from September 1, 2005 through June 30, 2006, the Company will reimburse you for the mortgage and real estate taxes payable for your residence located in Downingtown, Pennsylvania (grossed up for federal, state and local taxes). This reimbursement shall be in effect until the earlier of the following dates: (i) the date the total of all such expenses (including gross up for tax effect) has reached $55,000; (ii) the date you have reached settlement on a sale of your home located in Upper Grandview, New York; or (iii) June 30, 2006.

Sincerely,

ADOLOR CORPORATION

By:	/s/ David Madden
David Madden
Chairman, President and Chief Executive Officer

AGREED TO AND ACCEPTED:

/s/ James Barrett	Dated: October 7, 2005
James Barrett, Ph.D.
Senior Vice President, Chief Scientific Officer
& President, Research